Exhibit 99.1

Designer Brands Inc. Reports Third Quarter 2019 Financial Results

•Third quarter Reported EPS of $0.60 per diluted share, including net charges of $0.07 per diluted share from adjusted items.
•Third quarter Adjusted EPS of $0.67 per diluted share.
•Comparable sales increased 0.3%, delivering a two-year comparable sales increase of 7.6%.
•Repurchased 1.0 million shares in the third quarter of fiscal 2019 and 7.1 million shares year to date; returned $263.8 million to shareholders through share repurchases and dividends over the last 12 months.
•Board of Directors declared quarterly dividend of $0.25 per share.
•Updates outlook for fiscal 2019.

COLUMBUS, Ohio, December 10, 2019 - Designer Brands Inc. (NYSE: DBI), one of North America's largest designers, producers and retailers of footwear and accessories, announced financial results for the three months ended November 2, 2019, compared to the three months ended November 3, 2018.

Roger Rawlins, Chief Executive Officer, stated, “We continued to make progress on our strategic initiatives and the integration of our acquisitions. At the same time, we faced several meaningful headwinds during the third quarter that impacted our results and will likely continue for the upcoming quarters.

The near-record warm weather during our largest and most profitable quarter affected every segment of our business. And, while we are extremely proud of the results we’ve achieved, substantially mitigating the very material footwear tariffs that were recently enacted, the mitigation effort itself has had repercussions which have weighed heavy on our results.”

Mr. Rawlins continued, “We took proactive actions to protect our topline and delivered positive comps in the third quarter. Our Camuto organization delivered their first positive operating income contribution in the quarter and the incredible Camuto designed and sourced exclusive brand product is being delivered to our warehouses currently and will be customer facing in just a few weeks. And I am excited to see Canada continue to strongly leverage the expertise and infrastructure from our US business as they delivered another stellar quarter.”

“We are continuously seeking ways to increase our market share,” Mr. Rawlins concluded, “all while reducing costs across our entire organization and mitigating tariffs. We continue to believe our ability to operate a fully integrated supply chain will yield significant benefit and enable us to better compete across all channels and creates a long runway for growth, and in turn, long-term value for our shareholders."

Third Quarter Operating Results
•Total revenue increased by 12.4%, including $137.5 million in revenue from the Brand Portfolio segment, which includes $25.6 million in intersegment revenue that is eliminated in consolidation.
•Comparable sales increased 0.3% for third quarter of fiscal 2019 compared to a 7.3% increase in the third quarter of fiscal 2018.
•Reported gross profit, as a percent of net sales, decreased by 370 bps primarily driven by lower margins in the U.S. Retail segment due to being more promotional and higher shipping costs in the current year associated with higher digital penetration, partially offset by higher margins in the Canada Retail segment due to lower clearance activity and improved leverage in occupancy costs.
•Reported operating expenses, as a percent of revenue, decreased by 400 bps, driven by lower incentive compensation, the impact of lease exit charges, acquisition-related costs and restructuring charges in the prior year, and lower marketing investments, partially offset by the impact of including Camuto Group in the consolidated results.
•Reported net income was $43.5 million, or $0.60 per diluted share, including pre-tax charges totaling $6.9 million, or $0.07 per diluted share, primarily from impairment charges and integration and restructuring expenses.
•Adjusted net income was $48.6 million, or $0.67 per diluted share.

Nine Months Operating Results
•Total revenue increased by 14.3%, including $345.0 million in revenue from the Brand Portfolio segment, which includes $53.8 million in intersegment revenue that is eliminated in consolidation.
•Comparable sales increased 0.8% compared to last year's 6.3% increase.
•Reported gross profit, as a percent of net sales, decreased by 190 bps.
•Reported operating expenses, as a percent of revenue, decreased by 30 bps.
•Reported net income was $102.1 million, or $1.36 per diluted share, including pre-tax charges totaling $19.3 million, or $0.21 per diluted share, primarily from impairment charges and integration and restructuring expenses.
•Adjusted net income was $117.9 million, or $1.57 per diluted share.

Balance Sheet Highlights
•Cash and investments totaled $113.8 million compared to $294.3 million at the end of the third quarter last year, and debt totaled $235.0 million compared to no debt outstanding at the end of the third quarter last year, reflecting the funding of the two acquisitions in fiscal 2018 and share repurchase activity.
•The Company ended the quarter with inventories of $677.7 million compared to $624.2 million last year. Excluding inventories from the acquisitions, inventories per square foot decreased 5.6% to last year.
•During fiscal 2019, the Company repurchased 7.1 million shares for a total of $141.6 million with $334.9 million remaining under its share repurchase program.

Regular Dividend
The Company's Board of Directors declared a quarterly cash dividend of $0.25 per share. The dividend will be paid on January 3, 2020 to shareholders of record at the close of business on December 20, 2019.

Fiscal 2019 Annual Outlook
The Company lowered its full year outlook for Adjusted EPS in the range of $1.50 to $1.55 per diluted share, compared to its previous range of $1.87 to $1.97 per diluted share.
Comparison of Current to Previous Outlook

	Current Outlook	Previous Outlook
Revenue outlook	Low double-digit growth	Low double-digit growth
Comparable sales growth	Flat	Low single-digit growth
Tax rate	24%	27%
Shares outstanding	75 million	77 million

Webcast and Conference Call
The Company is hosting a conference call today at 8:30 am Eastern Time. Investors and analysts interested in participating in the call are invited to dial 888-317-6003, or the international dial in, 412-317-6061, and reference conference ID number 9385506 approximately ten minutes prior to the start of the call. The conference call will also be broadcast live over the internet and can be accessed through the following link:
https://www.webcaster4.com/Webcast/Page/1213/32301
For those unable to listen to the live webcast, an archived version will be available at the same location until December 24, 2019. A replay of the teleconference will be available by dialing the following numbers:
U.S.: 1-877-344-7529
Canada: 1-855-669-9658
International: 1-412-317-0088
Passcode: 10136875

About Designer Brands
Designer Brands is one of North America's largest designers, producers and retailers of footwear and accessories. The Company operates a portfolio of retail concepts in nearly 1,000 locations under the DSW Designer Shoe Warehouse®, The Shoe Company®, and Shoe Warehouse® banners and services footwear departments in the U.S. through its Affiliated Business Group ("ABG"). Designer Brands designs and produces footwear and accessories through Camuto Group, a leading manufacturer selling in more than 5,400 doors worldwide. Camuto Group owns licensing rights for the Jessica Simpson® footwear business, and footwear and handbag licenses for Lucky Brand® and Max Studio®. In partnership with a joint venture with Authentic Brands Group, Designer Brands also owns a stake in Vince Camuto®, Louise et Cie®, Sole Society®, CC Corso Como®, Enzo Angiolini® and others. More information can be found at www.designerbrands.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements in this release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of forward-looking words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "would," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words. These statements are based on the Company's current expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: our success in growing our store base and digital demand; our ability to successfully integrate recently acquired businesses or realize the anticipated benefits of the acquisitions after we complete our integration efforts; our ability to protect our reputation and to maintain the brands we license; maintaining strong relationships with our vendors, manufacturers and wholesale customers; our ability to anticipate and respond to fashion trends, consumer preferences and changing customer expectations; risks related to the loss or disruption of our distribution and/or fulfillment operations; continuation of agreements with and our reliance on the financial condition of Stein Mart; our ability to execute our strategies; fluctuation of our comparable sales and quarterly financial performance; risks related to the loss or disruption of our information systems and data; our ability to prevent or mitigate breaches of our information security and the compromise of sensitive and confidential data; failure to retain our key executives or attract qualified new personnel; our reliance on our loyalty programs and marketing to drive traffic, sales and customer loyalty; risks related to leases of our properties; our competitiveness with respect to style, price, brand availability and customer service; our reliance on foreign sources for merchandise and risks inherent to international trade; the imposition of new tariffs on our products; exposure to foreign tax contingencies; uncertainty related to future legislation, regulatory reform, policy changes, or interpretive guidance on existing legislation; uncertain general economic conditions; risks related to holdings of cash and investments and access to liquidity; and fluctuations in foreign currency exchange rates. Additional factors that could cause our actual results to differ materially from our expectations are described in the Company's latest annual or quarterly report, as filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the time when made. The Company undertakes no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.

DESIGNER BRANDS INC.
SEGMENT RESULTS
(unaudited)

Revenue
	Three months ended		Change
(dollars in thousands)	November 2, 2019	November 3, 2018	Amount	%	Comparable Sales %
Segment net sales:
U.S. Retail	$716,775	$721,746	$(4,971)	(0.7)%	—%
Canada Retail	76,299	80,072	(3,773)	(4.7)%	4.4%
Brand Portfolio	130,582	—	130,582	NM	NA
Other	28,848	29,851	(1,003)	(3.4)%	(2.4)%
Total segment net sales	952,504	831,669	120,835	14.5%	0.3%
Commission, franchise and other revenue	9,352	1,334	8,018	601.0%
	961,856	833,003	128,853	15.5%
Elimination of intersegment revenue	(25,592)	—	(25,592)	NM
Consolidated total revenue	$936,264	$833,003	$103,261	12.4%

	Nine months ended		Change
(dollars in thousands)	November 2, 2019	November 3, 2018	Amount	%	Comparable Sales %
Segment net sales:
U.S. Retail	$2,086,535	$2,083,287	$3,248	0.2%	0.5%
Canada Retail	191,421	152,604	38,817	25.4%	6.1%
Brand Portfolio	326,871	—	326,871	NM	NA
Other	93,935	99,950	(6,015)	(6.0)%	0.9%
Total segment net sales	2,698,762	2,335,841	362,921	15.5%	0.8%
Commission, franchise and other revenue	30,028	4,532	25,496	562.6%
	2,728,790	2,340,373	388,417	16.6%
Elimination of intersegment revenue	(53,813)	—	(53,813)	NM
Consolidated total revenue	$2,674,977	$2,340,373	$334,604	14.3%

NM - Not meaningful
NA - Not applicable

Store Data
	November 2, 2019		November 3, 2018
(square footage in thousands)	Number of Stores	Square Footage	Number of Stores	Square Footage
U.S. Retail segment - DSW Designer Shoe Warehouse	521	10,579	519	10,582
Canada Retail segment:
The Shoe Company / Shoe Warehouse	119	638	111	613
Town Shoes	—	—	34	—
DSW Designer Shoe Warehouse	27	535	27	535
	146	1,173	172	1,148
Total operating stores	667	11,752	691	11,730
ABG stores serviced	283		287

Gross Profit(1)
	Three months ended
	November 2, 2019		November 3, 2018		Change
(dollars in thousands)	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment gross profit:
U.S. Retail	$201,409	28.1%	$239,650	33.2%	$(38,241)	(16.0)%	(510)
Canada Retail	27,485	36.0%	25,364	31.7%	$2,121	8.4%	430
Brand Portfolio	33,936	26.0%	—	—%	$33,936	NM	NM
Other	6,291	21.8%	6,069	20.3%	$222	3.7%	150
	269,121		271,083
Intercompany eliminations	(1,031)		—
Consolidated gross profit	$268,090	28.9%	$271,083	32.6%	$(2,993)	(1.1)%	(370)

	Nine months ended
	November 2, 2019		November 3, 2018		Change
(dollars in thousands)	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment gross profit:
U.S. Retail	$619,356	29.7%	$667,595	32.0%	$(48,239)	(7.2)%	(230)
Canada Retail	65,171	34.0%	43,582	28.6%	$21,589	49.5%	540
Brand Portfolio	75,191	23.0%	—	—%	$75,191	NM	NM
Other	21,643	23.0%	19,626	19.6%	$2,017	10.3%	340
	781,361		730,803
Intercompany eliminations	(2,374)		—
Consolidated gross profit	$778,987	29.4%	$730,803	31.3%	$48,184	6.6%	(190)

(1) Gross profit is defined as net sales, which excludes commission, franchise and other revenue, less cost of sales.

Intersegment Eliminations
	Three months ended
(in thousands)	November 2, 2019	November 3, 2018
Elimination of intersegment activity:
Net sales recognized by Brand Portfolio segment	$(23,896)	$—
Cost of sales:
Cost of sales recognized by Brand Portfolio segment	17,363	—
Recognition of intersegment gross profit for inventory previously purchased that was subsequently sold to external customers during the current period	5,502	—
Gross profit	(1,031)	—
Commission income	(1,696)	—
Total eliminations of intersegment activity	$(2,727)	$—

	Nine months ended
(in thousands)	November 2, 2019	November 3, 2018
Elimination of intersegment activity:
Net sales recognized by Brand Portfolio segment	$(50,522)	$—
Cost of sales:
Cost of sales recognized by Brand Portfolio segment	39,281	—
Recognition of intersegment gross profit for inventory previously purchased that was subsequently sold to external customers during the current period	8,867	—
Gross profit	(2,374)	—
Commission income	(3,291)	—
Total eliminations of intersegment activity	$(5,665)	$—

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	November 2, 2019	February 2, 2019	November 3, 2018
Assets
Cash and cash equivalents	$87,838	$99,369	$222,419
Investments	25,939	69,718	71,848
Accounts receivable, net	87,313	68,870	14,902
Inventories	677,696	645,317	624,167
Prepaid expenses and other current assets	48,077	71,945	49,924
Total current assets	926,863	955,219	983,260
Property and equipment, net	394,695	409,576	383,110
Operating lease assets	950,514	—	—
Goodwill	113,644	89,513	25,899
Intangible assets	23,297	46,129	20,000
Deferred tax assets	39,452	30,283	42,966
Equity investment in ABG-Camuto	54,964	58,125	—
Other assets	33,549	31,739	19,394
Total assets	$2,536,978	$1,620,584	$1,474,629
Liabilities and shareholders' equity
Accounts payable	$266,335	$261,625	$198,499
Accrued expenses	190,897	201,535	182,964
Current operating lease liabilities	184,598	—	—
Total current liabilities	641,830	463,160	381,463
Debt	235,000	160,000	—
Non-current operating lease liabilities	880,883	—	—
Other non-current liabilities	36,084	165,047	150,730
Total liabilities	1,793,797	788,207	532,193
Total shareholders' equity	743,181	832,377	942,436
Total liabilities and shareholders' equity	$2,536,978	$1,620,584	$1,474,629

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three months ended		Nine months ended
	November 2, 2019	November 3, 2018	November 2, 2019	November 3, 2018
Revenue:
Net sales	$928,608	$831,669	$2,648,240	$2,335,841
Commission, franchise and other revenue	7,656	1,334	26,737	4,532
Total revenue	936,264	833,003	2,674,977	2,340,373
Cost of sales	(660,518)	(560,586)	(1,869,253)	(1,605,038)
Operating expenses	(217,476)	(226,491)	(666,898)	(590,230)
Income from equity investment in ABG-Camuto	2,662	—	7,354	—
Impairment adjustments (charges)	(4,824)	7,163	(4,824)	(29,077)
Operating profit	56,108	53,089	141,356	116,028
Interest income (expense), net	(2,174)	870	(5,947)	2,339
Non-operating income (expenses), net	15	(108)	(128)	(49,594)
Income before income taxes and loss from equity investment in TSL	53,949	53,851	135,281	68,773
Income tax provision	(10,489)	(14,532)	(33,220)	(42,203)
Loss from equity investment in TSL	—	—	—	(1,310)
Net income	$43,460	$39,319	$102,061	$25,260
Diluted earnings per share	$0.60	$0.48	$1.36	$0.31
Weighted average diluted shares	72,947	82,287	75,149	81,686

DESIGNER BRANDS INC.
NON-GAAP RECONCILIATION
(unaudited and in thousands, except per share amounts)

	Three months ended		Nine months ended
	November 2, 2019	November 3, 2018	November 2, 2019	November 3, 2018
Reported net income	$43,460	$39,319	$102,061	$25,260
Pre-tax adjustments:
Included in operating expenses:
Lease exit and other termination costs	—	16,301	—	20,704
Acquisition-related costs and target acquisition costs	—	12,982	—	18,594
Integration and restructuring expenses	1,465	563	13,574	3,271
Amortization of intangible assets	617	115	664	229
Impairment charges (adjustments)	4,824	(7,163)	4,824	29,077
Included in non-operating income (expenses), net:
Fair value adjustments of TSL's previously held assets	—	—	—	33,988
Foreign currency transaction losses	9	94	216	15,390
Total pre-tax adjustments	6,915	22,892	19,278	121,253
Tax effect of adjustments	(1,789)	(4,302)	(3,394)	(8,475)
Tax expense impact as a result of Ebuys exit	—	—	—	2,265
Total adjustments, after tax	5,126	18,590	15,884	115,043
Adjusted net income	$48,586	$57,909	$117,945	$140,303
Reported diluted earnings per share	$0.60	$0.48	$1.36	$0.31
Adjusted diluted earnings per share	$0.67	$0.70	$1.57	$1.72

Non-GAAP Measures

In addition to diluted earnings per share and net income determined in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses adjusted diluted earnings per share and adjusted net income, which adjust for the effects of (i) lease exit and other termination costs; (ii) acquisition-related costs and target acquisition costs; (iii) integration and restructuring expenses; (iv) amortization expense of intangible assets; (v) impairment charges and adjustments; (vi) fair value adjustments of Town Shoes Limited's ("TSL") previously held assets; (vii) foreign currency transaction losses (gains); and (viii) the net tax expense impact of such items and the net tax expense impact as a result of the Ebuys exit. The unaudited reconciliation of adjusted results should not be construed as an alternative to the reported results determined in accordance with GAAP. These financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures presented by other companies. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior periods by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis, when reviewed in conjunction with the Company’s GAAP statements. These amounts are not determined in accordance with GAAP and therefore should not be used exclusively in evaluating the Company’s business and operations.

CONTACT: Edelman, DBI@edelman.com